UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Multi Packaging Solutions International Limited
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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On January 23, 2017, Multi Packaging Solutions International Limited, a Bermuda exempted company (“MPS”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WestRock Company, a Delaware corporation (“WestRock”), and WRK Merger Sub Limited, a Bermuda exempted company (“Merger Sub”).

The disclosures in these Definitive Additional Materials on Schedule 14A (this “Proxy Supplement”) supplement the disclosure contained in the definitive proxy statement of MPS filed with the Securities and Exchange Commission (“SEC”) on March 3, 2017 and mailed to MPS’s shareholders on or about March 7, 2017, and should be read in conjunction with the disclosures contained in the definitive proxy statement, which in turn should be read in its entirety. To the extent that information in this Proxy Supplement differs from or updates information contained in the definitive proxy statement, the information in this Proxy Supplement shall supersede or supplement the information in the definitive proxy statement. Nothing in this Proxy Supplement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the definitive proxy statement.

Additional Litigation Related to the Merger

On March 6, 2017, a complaint captioned Bushansky v. Multi Packaging Solutions International Limited, et al., Case No. 1:17-cv-01670, was filed in the United States District Court for the Southern District of New York against MPS and each member of the MPS board of directors (the “Bushansky Action”). The Bushansky Action was brought by Stephen Bushansky, who purports to be a shareholder of MPS and seeks to certify a class of certain MPS shareholders. The complaint filed in the Bushansky Action alleges, among other things, that the March 3, 2017 definitive proxy statement filed in connection with the proposed transaction omits material information, rendering it false and misleading. The complaint asserts claims arising under Sections 14(a) and 20(a) of the Exchange Act and SEC Rule 14a-9, and seeks, among other things, to require the disclosure and dissemination of additional information, to enjoin the proposed transaction, or to rescind it or award rescissory damages should it be consummated, and an award of attorneys' fees and expenses.

On March 8, 2017, a complaint captioned Brown v. Multi Packaging Solutions International Limited, et al., Case No. 1:17-cv-01728, was filed in the United States District Court for the Southern District of New York against MPS and each member of the MPS board of directors (the “Brown Action”). The Brown Action was brought by Dustin Brown, who purports to be a shareholder of MPS and seeks to certify a class of certain MPS shareholders. The complaint filed in the Brown Action alleges, among other things, that the March 3, 2017 definitive proxy statement filed in connection with the proposed transaction omits material information, rendering it false and misleading. The complaint asserts claims arising under Sections 14(a) and 20(a) of the Exchange Act, SEC Rule 14a-9 and Regulation G, 17 C.F.R. § 244.100, and seeks, among other things, to require the disclosure and dissemination of additional information, to enjoin the proposed transaction, or to award damages should it be consummated, and an award of attorneys' fees and expenses.

MPS and WestRock believe that the claims asserted in the complaints are without merit.

Departure of Certain Officers and Appointment of Certain Officers

On  March 8, 2017, MPS filed a Current Report on Form 8-K disclosing the following information regarding the departure of its Chief Financial Officer and announcing his replacement.

On March 8, 2017, MPS announced that William H. Hogan will be resigning from his position as Executive Vice President and Chief Financial Officer. Mr. Hogan has decided to pursue other opportunities separate from MPS and will be leaving MPS on March 31, 2017. Ross Weiner, currently Vice President and Chief Accounting Officer of MPS, will assume Mr. Hogan’s responsibilities as Chief Financial Officer effective April 1, 2017.

In connection with leaving his position at MPS, Mr. Hogan entered into a termination agreement (the “Agreement”) with MPS. Under the terms of the Agreement, Mr. Hogan will receive certain severance payments on or about June 30, 2017, including payment for any accrued but unused vacation days and the remaining lease payments on his current vehicle. In addition, portions of Mr. Hogan’s unvested restricted stock units will vest, with such units to be cancelled and paid out at the time of the closing of the transactions contemplated pursuant to the Merger Agreement.   In the event the Merger Agreement is terminated, or for any reason the transactions contemplated in the Merger Agreement are not consummated, then all of Mr. Hogan’s unvested restricted stock shall be cancelled without additional consideration paid therefor.

Termination of Hart-Scott-Rodino Waiting Period

On March 8, 2017, the U.S. Federal Trade Commission granted early termination of the 30-day waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with respect to the proposed acquisition of MPS by WestRock.  The grant of early termination has the effect of satisfying the HSR Act condition under the Merger Agreement.

Additional Information and Where to Find It

In connection with the proposed merger transaction involving MPS, WestRock and Merger Sub, MPS filed a definitive proxy statement on Schedule 14A with the SEC on March 3, 2017. The definitive proxy statement and a proxy card were first mailed to each shareholder entitled to vote at the special meeting relating to the proposed merger on or about March 7, 2017. INVESTORS AND SECURITY HOLDERS OF MPS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED MERGER THAT MPS FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MPS AND THE PROPOSED MERGER. The definitive proxy statement and any other relevant materials containing important information about MPS or the proposed merger (when they become available), as such documents are filed by MPS with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by sending a request to MPS’s Secretary at Multi Packaging Solutions International Limited, 885 Third Avenue, 28th floor, New York, New York 10022.

Participants in Solicitation

MPS and its directors and executive officers, and WestRock and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from MPS’s shareholders with respect to the proposed transaction. Information about MPS’s directors and executive officers and their ownership of MPS’s common stock is set forth in MPS’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, which was filed with the SEC on August 23, 2016 and MPS’s proxy statement for its 2016 Annual General Meeting of Members, which was filed with the SEC on October 6, 2016. Information about the directors and executive officers of WestRock is set forth in the proxy statement for WestRock’s 2017 Annual Meeting of shareholders, which was filed with the SEC on December 16, 2016. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, is set forth in the definitive proxy statement filed with the SEC on March 3, 2017.